UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2012

GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Dulles Corner Boulevard, 10th Floor
Herndon, Virginia 20171
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code (703) 480-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2012, GeoEye, Inc. (“Company”) announced the appointment of Robert G. Warden to the Company’s Board of Directors, effective immediately.  Mr. Warden will serve as the Board appointee of Cerberus Capital Management, L.P. (“Cerberus”), in connection with the private placement of preferred stock entered into by the Company and Cerberus Satellite LLC, an affiliate of Cerberus, in September 2010.  Mr. Warden will replace General Michael P.C. Carns, who served in that capacity prior to Mr. Warden’s appointment.  The Board appointed General Carns effective April 26, 2012, to fill the vacancy created by William Sprague’s resignation, as previously disclosed.  Mr. Warden, age 39, has been employed by Cerberus since February 2003.  Prior to joining Cerberus, Mr. Warden was a vice president at J.H. Whitney from May 2000 to February 2003, a principal at Cornerstone Equity Investors LLC from August 1998 to May 2000 and an associate at Donaldson, Lufkin & Jenrette from July 1995 to July 1998. Mr. Warden currently serves as a director of Bluelinx Holdings Inc., AerCap Holdings B.V., and Equable Ascent Financial, LLC, a privately held firm. Mr. Warden served as a director of Aeroplan Holding GP Inc. from June 2005 to July 2007.

Mr. Warden will receive the standard compensation paid by the Company to all of its non-employee directors, which includes an annual cash retainer of $25,000, as well as: (1) $1,500 for each in-person attendance at a Board meeting; (2) $750 for each telephonic attendance at a Board meeting; (3) $1,000 for each in-person attendance at a committee meeting; and (4) $500 for each telephonic attendance at a committee meeting. The annual cash retainer will be pro-rated for 2012 to reflect the actual time Mr. Warden will serve on the Company’s Board this year. Additionally, pursuant to the Company’s director compensation policy, on January 1, each non-employee director receives an annual grant of deferred stock units (“DSUs”) valued at $60,000 on the grant date.  The DSUs will vest in two equal installments: fifty percent six months after grant and fifty percent twelve months after grant. The DSUs will be settled in shares of the Company’s common stock six months after the non-employee director separates from Board service. Mr. Warden has requested that the Company donate his Board fees and stock compensation to the Fisher House Foundation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2012	GEOEYE, INC.

	By:	/s/ William L. Warren

Executive Vice President, General Counsel and Corporate Secretary

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